                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT



                          dated as of October 17, 2000



                                  by and among

                                 ANCHOR GAMING,



                           THE GUARANTORS NAMED HEREIN



                                       and



                         BANC OF AMERICA SECURITIES LLC,
                  as Representative for the Initial Purchasers

                                TABLE OF CONTENTS

                                                                    PAGE
         1.  DEFINITIONS..............................................1

         2.  EXCHANGE OFFER...........................................4

         3.  SHELF REGISTRATION.......................................7

         4.  ADDITIONAL INTEREST......................................8

         5.  REGISTRATION PROCEDURES..................................9

         6.  REGISTRATION EXPENSES...................................17

         7.  INDEMNIFICATION.........................................18

         8.  RULES 144 AND 144A......................................21

         9.  UNDERWRITTEN REGISTRATIONS..............................21

         10. MISCELLANEOUS...........................................21


                                       i
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     This Registration Rights Agreement (the "AGREEMENT"), dated as of October
17, 2000, by and among Anchor Gaming, a Nevada corporation (the "COMPANY"), as the issuer, the Guarantors listed on Schedule A hereto (the "Guarantors") and Banc of America Securities LLC, as representative (in such capacity, the "REPRESENTATIVE") for the Initial Purchasers listed in Schedule B hereto (the "INITIAL PURCHASERS").

     This Agreement is entered into in connection with the Purchase Agreement, dated as of October 17, 2000 (the "PURCHASE AGREEMENT"), among the Company, the Guarantors and the Representative relating to the sale by the Company to the Initial Purchasers of $250,000,000 aggregate principal amount of the Company's 9?% Senior Subordinated Notes due 2008 (the "NOTES"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchasers and their respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Notes under the Purchase Agreement.

     The parties hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "ADDITIONAL INTEREST": See Section 4.

     "ADVICE": See Section 5.

     "APPLICABLE PERIOD": See Section 2.

     "CLOSING DATE": The closing of the offering of the Notes to the Initial Purchasers.

     "COMMISSION": The Securities and Exchange Commission.

     "EFFECTIVENESS DATE": The 120th day after the Closing Date in the case of the Exchange Offer Registration Statement and the 90th day after the delivery of a Shelf Notice in the case of the Initial Shelf Registration Statement.

     "EFFECTIVENESS TARGET DATE": See Section 4.

     "EFFECTIVENESS PERIOD": See Section 3.

     "EVENT DATE": See Section 4.

     "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EXCHANGE DEADLINE": See Section 2.

     "EXCHANGE NOTES": See Section 2.

     "EXCHANGE OFFER": See Section 2.

     "EXCHANGE OFFER REGISTRATION STATEMENT": See Section 2.

     "FILING DATE": The 45th day after the Closing Date in the case of the Exchange Offer Registration Statement and the 45th day after delivery of a Shelf Notice in the case of the Initial Shelf Registration Statement.

     "HOLDER": Any holder of Transfer Restricted Securities.

     "HOLDERS COUNSEL": See Section 5.

     "INDENTURE": The Indenture, dated as of October 17, 2000, by and among the Company, the Guarantors and U.S. Trust Company, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     "INITIAL PURCHASERS": See the introductory paragraph to this Agreement.

     "INITIAL SHELF REGISTRATION STATEMENT": See Section 3.

     "INSPECTORS": See Section 5.

     "NASD": See Section 5.

     "NOTES": See the introductory paragraphs to this Agreement.

     "PARTICIPANT": See Section 7.

     "PARTICIPATING BROKER-DEALER": See Section 2.

     "PERSON": An individual, trustee, corporation, partnership, joint stock company, limited liability company, trust, unincorporated association, union, business association, firm or other legal entity.

     "PRIVATE EXCHANGE": See Section 2.

     "PRIVATE EXCHANGE NOTES": See Section 2.

     "PROSPECTUS": The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "RECORDS": See Section 5.

     "REGISTRATION DEFAULT": See Section 4.

     "REGISTRATION STATEMENT": Any registration statement of the Company and the Guarantors, including, but not limited to, the Exchange Offer Registration Statement, that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "REPRESENTATIVE": See the introductory paragraph to this Agreement.

     "RULE 144": Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "RULE 144A": Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "RULE 415": Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SELLING HOLDERS": See Section 5.

     "SHELF NOTICE": See Section 2.

     "SHELF REGISTRATION STATEMENT": See Section 3.

     "THE COMPANY": See the introductory paragraph to this Agreement.

     "THE GUARANTORS": See the introductory paragraph to this Agreement.

     "SUBSEQUENT SHELF REGISTRATION STATEMENT": See Section 3.

     "TIA": The Trust Indenture Act of 1939, as amended.

     "TRANSFER RESTRICTED SECURITY": Each Note until:

          (i) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

          (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement;

          (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

          (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or becomes salable pursuant to Rule 144(k) under the Securities Act.

     "TRUSTEE": The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

     "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.   EXCHANGE OFFER

     (a) The Company and the Guarantors agree to file with the Commission as soon as practicable after the Closing Date, but in no event later than the Filing Date, an offer to exchange (the "EXCHANGE OFFER") any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the Company, the terms of which are substantially identical to the Notes (the "EXCHANGE NOTES") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) in all material respects and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "EXCHANGE OFFER REGISTRATION STATEMENT") and will comply with all applicable tender offer rules and regulations under the Exchange Act. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their respective best efforts to (x) cause the Exchange Offer Registration Statement to become declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and
(z) issue, on or prior to the later of (1) the 30th business day following the date on which the Exchange Offer Registration Statement was declared effective by the Commission, and (2) the earliest possible date following such 30th business day if a longer period is required by federal securities laws (such later date being the "EXCHANGE DEADLINE"), Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the

Exchange Notes, and that such Holder is not an affiliate of the Company within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Transfer Restricted Securities that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and neither the Company nor the Guarantors shall have any further obligation to register Transfer Restricted Securities (other than Private Exchange Notes) pursuant to Section 3 of this Agreement.

     (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" reasonably acceptable to the Representative, which shall contain a summary statement of the positions taken or policies made by the Staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 1 3d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the Staff of the Commission or such positions or policies, in the judgment of the Representative, represent the prevailing views of the Staff of the Commission. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

     The Company and the Guarantors shall use their respective best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes, PROVIDED that such period shall not exceed 90 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "APPLICABLE PERIOD").

     If, prior to the commencement or consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status as an unsold allotment in the initial distribution, the Company, upon the request of the Representative, shall issue and deliver to the Initial Purchasers, in exchange (the "PRIVATE EXCHANGE") for such Notes held by the Initial Purchasers, a like principal amount of debt securities of the Company that are identical to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes. Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment date on which interest was paid to the Initial Purchasers on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue.

     In connection with the Exchange Offer, the Company and the Guarantors shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) utilize the services of a Depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iii) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

     As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

               (1) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

               (2) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

               (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

     The Exchange Notes and the Private Exchange Notes may be issued under (A) the Indenture or (B) an indenture substantially identical to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

     (c) If (i) the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer; (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is neither appropriate nor available for such resales; or (C) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,
(iii) the Exchange Offer is commenced and not consummated within 30 days following the Effectiveness Date for any reason or (iv) it is an Initial Purchaser and that its Notes are not eligible to be exchanged for Exchange Notes, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and the Company and the Guarantors shall file an Initial Shelf Registration Statement pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Transfer Restricted Securities (only in the circumstances contemplated by clause (i) of the preceding sentence and only if the Company shall have satisfied its obligations, if any, pursuant to Section 5(x) below), the Company and the Guarantors shall have no obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

3.   SHELF REGISTRATION

     If a Shelf Notice is delivered as contemplated by Section 2(c), then:

     (a) INITIAL SHELF REGISTRATION STATEMENT. The Company and the Guarantors shall prepare and file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Company and the Guarantors shall use their respective best efforts to file such Initial Shelf Registration Statement with the Commission as promptly as practicable after such obligation arises, but in no event later than the Filing Date. The Initial Shelf Registration Statement shall be on Form S-3 (if available) or another appropriate form permitting registration of such Transfer Restricted Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Neither the Company nor any Guarantor shall permit any securities other than the Transfer Restricted Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company and the Guarantors shall use their respective best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to 90 days after the obligation to file the Initial Shelf Registration Statement arises and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 24 months from the date it becomes effective (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Transfer Restricted Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (ii) a Subsequent Shelf Registration Statement covering all of the Transfer Restricted Securities has been declared effective under the Securities Act or (iii) during any period in which all Transfer Restricted Securities may be sold pursuant to Rule 144(k) under the Securities Act.

     (b) SUBSEQUENT SHELF REGISTRATION STATEMENTS. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and the Guarantors shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent

Shelf Registration Statement is filed, the Company and the Guarantors shall use their respective best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein, the term "SHELF REGISTRATION STATEMENT" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

     (c) SUPPLEMENTS AND AMENDMENTS. The Company and the Guarantors shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities.

4.   ADDITIONAL INTEREST

     (a) If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable filing deadline specified for such filing, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified herein for such effectiveness (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been consummated within 30 days of the Effectiveness Target Date with respect to such Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses
(i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby Additional Interest (the "ADDITIONAL INTEREST") in an amount equal to $0.1925 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Additional Interest shall increase by an additional $0.1925 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of $0.385 per week per $1,000 in principal amount of Transfer Restricted Securities; PROVIDED that the Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

     (b) The Company shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Notes with respect to which the Trustee serves. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue on the applicable Event Date.

5.   REGISTRATION PROCEDURES

     In connection with the registration of any Transfer Restricted Securities or Private Exchange Notes pursuant to Sections 2 or 3 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of such Transfer Restricted Securities or Private Exchange Notes in accordance with the intended method or methods of disposition thereof, and, pursuant thereto, the Company and the Guarantors shall:

     (a) Prepare and file with the Commission, as soon as practicable after the date hereof but in any event prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, that, if (1) such filing is pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Guarantors shall, if requested, furnish to and afford the Holders of the Transfer Restricted Securities and each such Participating Broker-Dealer (the "SELLING HOLDERS"), as the case may be, covered by such Registration Statement, one special counsel for the Selling Holders (the "HOLDERS COUNSEL") and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least five business days prior to such filing). The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, the Holders Counsel, or the managing underwriters, if any, shall reasonably object.

     (b) Use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 or 3 of this Agreement, as applicable, upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable.

     (c) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Company and the Guarantors shall be deemed not to have used their respective best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in Selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period unless such action is required by applicable law.

     (d) If (l) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, the Company shall notify the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, the Holders Counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(p) below cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (e) If (l) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their respective best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their respective best efforts to obtain the withdrawal of any such order at the earliest possible moment.

     (f) If a Shelf Registration Statement is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

     (g) If (l) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to the Holders Counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

     (h) If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Transfer

Restricted Securities or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto.

     (i) Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their respective best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing; PROVIDED, that where Exchange Notes held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company and the Guarantors agree to cause their respective counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(i); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, FURTHER, that neither the Company nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

     (j) If a Shelf Registration Statement is filed pursuant to Section 3, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

     (k) Use their respective best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company and the Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

     (l) If (l) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(d)(v) or 5(d)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the Commission, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (n) Use their respective best efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriters, if any.

     (o) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with printed certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Securities.

     (p) In the event of an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

     (q) If (l) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company, the Guarantors and their respective subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company, the Guarantors and their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

     (r) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

     (s) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

     (t) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company and the Guarantors addressed to the Trustee for the benefit of all Holders of Transfer Restricted Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i)(A) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the related indenture, and (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, and related indenture constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its respective terms (with customary exceptions).

     (u) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

     (v) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (w) Use their respective best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

     (x) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate an Exchange Offer for such Transfer

Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company and the Guarantors setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

         The Company may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Company may, from time to time, reasonably request including, without limitation, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable) stating that (A) it is not an affiliate of the Company, (B) the amount of Transfer Restricted Securities held by such Holder prior to the Exchange Offer, (C) the amount of Transfer Restricted Securities owned by such Holder to be exchanged in the Exchange Offer and representing that such Holder is not engaged in. and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued and (D) it is acquiring the Exchange Notes in its ordinary course of business. The Company may exclude from such registration the Transfer Restricted Securities of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request.

     Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(ii), 5(d)(iv), 5(d)(v), or 5(d)(vi), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(l), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(l) or (y) the Advice.

6.   REGISTRATION EXPENSES

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of its counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes and determination of the eligibility of the Transfer Restricted Securities or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders of Transfer Restricted Securities are located, in the case of the Exchange Notes, or (y) as provided in Section 5(i), in the case of Transfer Restricted Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses (A) of printing certificates for the Notes in a form eligible for deposit with The Depository Trust Company and (B) of printing prospectuses if the printing of prospectuses is requested by
(I) the managing underwriters, if any, or, (II) in respect of Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Notes included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of the Holders Counsel (subject to the provisions of Section 6(b)), (v) fees and all independent certified public accountants referred to in Section 5(p)(iii) (including, without limitation, the expenses of any special audit and cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to the rules and regulations of the NASD, (vii) rating agency fees, (viii) Securities Act liability insurance, if the Company or any Guarantor desires such insurance, (ix) fees and expenses of all other Persons retained by the Company and/or the Guarantors, (x) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or any Guarantor performing legal or accounting duties), (xi) the expense of any annual or special audit, (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

     (b) In connection with any Shelf Registration Statement hereunder, the Company and the Guarantors shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the fees and disbursements of the Holders' Counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement and other out-of-pocket expenses of the Holders of Transfer Restricted Securities incurred in connection with the registration of the Transfer Restricted Securities.

7.   INDEMNIFICATION

     (a) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Holder of Transfer Restricted Securities and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the directors, officers, employees and agents of each person, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "PARTICIPANT") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; PROVIDED, that a Participant will not be entitled to any such indemnification hereunder to the extent that such loss, claim, liability, expense or damage arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for inclusion therein or in the case of a Participating Broker-Dealer, if the person asserting any such loss, claim, liability, expense or damage purchased the Exchange Notes from such Participating Broker-Dealer but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of Exchange Notes to such person and such untrue statement or omission or alleged untrue statement or omission was cured in the Prospectus.

     (b) Each Participant, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors, each person, if any, who controls the Company or the Guarantors, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director and officer of the Company and the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors to each Participant, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Transfer Restricted Securities giving rise to such obligations.

     (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Guarantors or any Participant, the Company and the Guarantors on the one hand and each Participant on the other hand will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Guarantors from persons other than a Participant, such as persons who control the Company or the Guarantors within the meaning of the Securities Act, officers and directors of the Company and the Guarantors, who also may be liable for contribution) to which the Company and the Guarantors and each Participant may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and each Participant on the other. The relative benefits received by the Company and the Guarantors on the one hand and each Participant on the other shall be deemed to be equal to (i) with respect to the Company and the Guarantors, the total net proceeds from the initial offering (before deducting expenses) received by the Company, (ii) with respect to the Initial Purchasers in such offering, the total purchase discount and commissions, (iii) with respect to any other Holder of Transfer Restricted Securities, the value of such Notes and (iv) with respect to any underwriter, the total underwriting discounts and commissions with respect to such underwriting, in each case of clauses (i), (ii) or (iv), as set forth on the cover page of the applicable offering memorandum or prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Guarantors on the one hand and each Participant on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or a Participant, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Participant agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), a Participant shall not be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Transfer Restricted Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company and the Guarantors will have the same rights to contribution as the Company and the Guarantors, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

8.   RULES 144 AND 144A

     The Company and each Guarantor covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, if at any time the Company or such Guarantor is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company and each Guarantor further covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 1 44A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

9.   UNDERWRITTEN REGISTRATIONS

     If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and reasonably acceptable to the Company.

     No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  MISCELLANEOUS

     (a) REMEDIES. In the event of a breach by the Company and/or any Guarantor of any of its obligations under this Agreement, each Holder of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any Guarantor has, as of the date hereof, and the Company and the Guarantors shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has entered or will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

     (c) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. Neither the Company nor any Guarantor shall, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (e) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier.

          (i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Company; and

          (ii) if to the Company or the Guarantors, at:

          Anchor Gaming
          815 Pilot Road
          Las Vegas, Nevada 89119
          Attention: Chief Financial Officer

          with copies to:

          Hughes & Luce LLP
          1717 Main Street, Suite 2800
          Dallas, Texas 75201
          Attention:  Glen J. Hettinger, Esq.

          and

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California 90071-3197
          Attention:  Jonathan K. Layne, Esq.

     All such notices and communications shall be deemed to have been duty given: when delivered by hand, if personally delivered; five business days after being deposited in the postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in such Indenture.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that with respect to the indemnity and contribution agreements in Section 7, each Holder of Transfer Restricted Securities subsequent to the Initial Purchasers shall be bound by the terms thereof if (i) such Holder elects to include Transfer Restricted Securities in a Shelf Registration Statement and (ii) such Holder is advised expressly by the Company of the provisions contained in Section 7 and that such Holder's election to include Transfer Restricted Securities in a Shelf Registration Statement shall be deemed such Holder's agreement to be bound by such provisions.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (k) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Notes and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

     (l) NOTES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (m) GUARANTORS TO BECOME PARTIES. The Company shall cause each Person that becomes a "Guarantor" under the Indenture to execute and deliver a joinder agreement substantially in the form of Exhibit A attached hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                        ANCHOR GAMING



                        By:    /s/ THOMAS J. MATTHEWS
                           -------------------------------------------
                        Name:  THOMAS J. MATTHEWS
                             -----------------------------------------
                        Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             -----------------------------------------

                        ANCHOR COIN
                        ANCHOR NATIVE AMERICAN GAMING CORPORATION
                        ANCHOR PALA DEVELOPMENT LLC
                        ANCHOR PALA MANAGEMENT LLC
                        AUTOMATED WAGERING INTERNATIONAL, INC.
                        C.G. INVESTMENTS, INC.
                        DD STUD, INC.
                        DYNATOTE OF PENNSYLVANIA, INC.
                        GREEN MOUNTAIN ENTERTAINMENT, INC.
                        NUEVO SOL TURF CLUB, INC.
                        POWERHOUSE TECHNOLOGIES, INC.
                        RAVEN'S D&R MUSIC SYSTEMS, INC.
                        UNITED TOTE COMPANY
                        UNITED WAGERING SYSTEMS, INC.
                        VLC, INC.
                        VLC OF NEVADA, INC.
                          as Guarantors



                        By:    /s/ THOMAS J. MATTHEWS
                           -------------------------------------------
                        Name:  THOMAS J. MATTHEWS
                             -----------------------------------------
                        Title  AUTHORIZED SIGNATORY
                             -----------------------------------------

                        BANC OF AMERICA SECURITIES LLC,
                        as Representative for the Initial Purchasers



                        By:    /s/ R. SEAN SNIPES
                             -----------------------------------------
                        Name:  R. SEAN SNIPES
                             -----------------------------------------
                        Title: VICE PRESIDENT
                             -----------------------------------------

                                   SCHEDULE A

                                   GUARANTORS

Anchor Coin
Anchor Native American Gaming Corporation
Anchor Pala Development LLC
Anchor Pala Management LLC
Automated Wagering International, Inc.
C.G. Investments, Inc.
DD Stud, Inc.
Dynatote of Pennsylvania, Inc.
Green Mountain Entertainment, Inc.
Nuevo Sol Turf Club, Inc.
Powerhouse Technologies, Inc.
Raven's D&R Music Systems, Inc.
United Tote Company
United Wagering Systems, Inc.
VLC, Inc.
VLC of Nevada, Inc.

                                   SCHEDULE B

                               INITIAL PURCHASERS


Banc of America Securities LLC
Lehman Brothers Inc.
Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Deutsche Banc Securities Inc.
Scotia Capital Markets (USA) Inc.
Wells Fargo Brokerage Services, LLC

                                    EXHIBIT A


                            Form of Joinder Agreement

     JOINDER AGREEMENT, dated as of ____________, 2000 (this "Joinder Agreement"), by each of the undersigned, pursuant to Section 10(m) of the Registration Rights Agreement, dated as of October 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement"), among Anchor Gaming, the Guarantors named therein and Banc of America Securities LLC, as representative for the Initial Purchasers (as defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

     Each of the undersigned acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and acknowledges and agrees that, pursuant to this Joinder Agreement, it hereby becomes a party to the Registration Rights Agreement as a Guarantor and is bound by all the covenants, agreements and representations, warranties and acknowledgements applicable to a Guarantor therein.

     This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

                                        [New Guarantor]



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                              --------------------------------



                                                                               2